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                                                                    EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT

         THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") dated as of September 5, 2003, is by and between Isolagen Technologies, Inc, a Delaware corporation (together with its subsidiaries, the "Company" or "Isolagen"), and Frank De Lape (the "Employee" or "De Lape").

                              W I T N E S S E T H:

         WHEREAS, the Employee desires to serve the Company as its Chairman of the Board and President; and

         WHEREAS, the Company desires to employ De Lape as Chairman of the Board and President of Isolagen;

         NOW THEREFORE in consideration of the mutual benefits to be derived from this Agreement, the Company and the Employee hereby agree as follows:

1.       Term of Employment; Office and Duties.

                  (a) Commencing on the date of execution of this Agreement (the "Employment Date"), and for an initial term ending July 31, 2006, the Company shall employ the Employee as a senior executive of the Company with the title of Chairman of the Board, with the duties and responsibilities prescribed for such offices in the Bylaws of the Company and such additional duties and responsibilities consistent with such positions as may from time to time be assigned to the Employee by the Board of Directors. Employee agrees to perform such duties and discharge such responsibilities in accordance with the terms of this Agreement. This Agreement shall be renewed for an additional one (1) year term, by the mutual written agreement of the Employee and the Company at least thirty (30) days prior to its expiration. The Company shall provide the Employee with a secretary/administrative assistant reasonably acceptable to Employee until the Employee relocates to the Company's new offices.

                  (b) The Employee shall devote substantially all of all of his working time to the business and affairs of the Company other than during vacations of four weeks per year and periods of illness or incapacity; provided, however, that nothing in this Agreement shall preclude the Employee from devoting time required: (i) for serving as a director or officer of any organization or entity not in a competing business with the Company, and any other businesses in which the Company becomes involved; (ii) delivering lectures or fulfilling speaking engagements; or (iii) engaging in charitable and community activities provided that such activities do not interfere with the performance of his duties hereunder.

2.       Compensation and Benefits.

         For all services rendered by the Employee in any capacity during the period of Employee's employment by the Company, including without limitation, services as an executive

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officer or member of any committee of the Board of Directors or any subsidiary, affiliate or division thereof, from and after the Effective Date the Employee shall be compensated as follows:

                  (a) Base Salary. The Company shall pay the Employee a fixed salary ("Base Salary") at a rate of Three Hundred Twenty Five Thousand Dollars ($325,000) per year. The Board of Directors may periodically review the Employee's Base Salary and may determine to increase the Employee's salary, in accordance with such policies as the Company may hereafter adopt from time to time, if it deems appropriate. Base Salary will be payable in accordance with the customary payroll practices of the Company.

                  (b)      Bonus.

Employee will be entitled to receive an annual bonus ("the "Annual Bonus"), payable each year subsequent to the issuance of final audited financial statements, but in no case later than 120 days after the end of the Company's most recently completed fiscal year. The final determination on the amount of the Annual Bonus will be made by the Compensation Committee of the Board of Directors, based primarily on mutually agreed upon criteria. The Compensation Committee may also consider other more subjective factors in making its determination. The targeted amount of the Annual Bonus shall be 38.5% of the Employee's base salary. The actual Annual Bonus for any given period may be higher or lower than 38.5%.

                  (c)      Fringe Benefits.

                           (i)      The Employee shall be entitled to
participate in such disability, health and life insurance and other fringe benefit plans or programs, including a Section 401(k) retirement plan, of the Company established from time to time by the Board of Directors, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto. At a minimum, the Employee shall be entitled to the following benefits:

                           (ii)     Contemporaneous with the execution of this
Agreement, the Employee will be granted a non-qualified stock option (the "Employment Option") to purchase 300,000 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock") with an exercise price of equal to the average closing transaction price on the ten trading days preceding the grant. The term of the Employment Option will be for a period of ten (10) years from the date of grant. The shares eligible for purchase under the Employment Option grant vest ratably over the last six calendar quarters of this Agreement, provided, however, that if Employee's employment with the Company is terminated
(i) without "Cause" or (ii) "For Good Reason," all unvested portions of the Employment Option shall vest immediately upon such termination, and shall provide for cashless exercise.

                           (iii)    The vesting of the Employment Option shall
accelerate and vest immediately upon a change in control of the Company as defined in Rule 405 of the Securities Act of 1933 or upon sale of substantially all of the assets of the Company or the merger out of existence of the Company.

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                  (d)      Withholding and Employment Tax. Payment of all
compensation hereunder shall be subject to customary withholding tax and other employment taxes as may be required with respect to compensation paid by an employer/corporation to an employee.

                  (e) Disability. The Company shall, to the extent such benefits can be obtained at a reasonable cost, provide the Employee with disability insurance benefits of at least sixty percent (60%) of his gross Base Salary per month. In the event of the Employee's Disability (as hereinafter defined), the Employee and his family shall continue to be covered by all of the Company's life, medical, health and dental plans, at the Company's expense, to the extent such benefits can be obtained at a reasonable cost, for the lesser of the term of such Disability (as hereinafter defined) or eighteen (18) months, in accordance with the terms of such plans.

                  (f) Death. The Company shall, to the extent such benefits can be obtained at a reasonable cost, provide the Employee with life insurance benefits in the amount of at least Two Million Dollars ($2,000,000) In the event of the Employee's death, the Employee's family shall continue to be covered by all of the Company's medical, health and dental plans, at the Company's expense, to the extent such benefits can be obtained at a reasonable cost, for eighteen
(18) months following the Employee's death in accordance with the terms of such plans.

                  (g) Vacation. Employee shall receive four (4) weeks of vacation annually, administered in accordance with the Company's existing vacation policy.

3.       Business Expenses.

         The Company shall pay or reimburse all reasonable travel and entertainment expenses incurred by the Employee in connection with the performance of his duties under this Agreement, including reimbursement for attending out-of-town meetings of the Board of Directors in accordance with such policies and procedures as the Company may from time to time establish for senior officers and as required to preserve any deductions for federal income taxation purposes to which the Company may be entitled and subject to the Company's normal requirements with respect to reporting and documentation of such expenses. The Company shall also pay or reimburse any and all expenses incurred by the Employee for Employee's automobile (including lease payments, insurance, maintenance, and gasoline), provided that lease payments shall not exceed $1,500 per month, as well as all expenses incurred by the Employee for Employee's cellular telephone including monthly service charges, equipment purchase, maintenance and all other ancillary charges including, but not limited to, providing equipment for text messaging, paging, and wireless communications.

4.       Termination of Employment.

         Notwithstanding any other provision of this Agreement, Employee's employment with the Company may be terminated upon written notice to the other party as follows:

                  (a) By the Company, in the event of the Employee's death or Disability (as hereinafter defined) or for Cause (as hereinafter defined). For purposes of this Agreement,

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"Cause" shall mean either: (i) the indictment of, or the bringing of formal charges against, Employee by a governmental authority of competent jurisdiction for charges involving criminal fraud or embezzlement; (ii) the conviction of Employee of a crime involving an act or acts of dishonesty, fraud or moral turpitude by the Employee, which act or acts constitute a felony;; (iii) Employee having willfully caused the Company, without the approval of the Board of Directors, to fail to abide by either a valid contract to which the Company is a party or the Company's Bylaws; (iv) Employee having committed acts or omissions constituting gross negligence or willful misconduct with respect to the Company; (v) Employee having committed acts or omissions constituting a material breach of Employee's duty of loyalty or fiduciary duty to the Company or any material act of dishonesty or fraud with respect to the Company which are not cured in a reasonable time, which time shall be 30 days from receipt of written notice from the Company of such material breach; or (vi) Employee having committed acts or omissions constituting a material breach of this Agreement which are not cured in a reasonable time, which time shall be 30 days from receipt of written notice from the Company of such material breach. A determination that Cause exists as defined in clauses (iv), (v), (vi) or () (as to this Agreement) of the preceding sentence shall be made by at least a majority of the members of the Board of Directors. For purposes of this Agreement, "Disability" shall mean the inability of Employee, in the reasonable judgment of a physician appointed by the Board of Directors, to perform his duties of employment for the Company or any of its subsidiaries because of any physical or mental disability or incapacity, where such disability shall exist for an aggregate period of more than 120 days in any 365-day period or for any period of 90 consecutive days. The Company shall by written notice to the Employee specify the event relied upon for termination pursuant to this Section 4(a), and Employee's employment hereunder shall be deemed terminated as of the date of such notice. In the event of any termination under this Subsection 4(a), the Company shall pay all amounts then due to the Employee under Section 2(a) of this Agreement for any portion of the payroll period worked but for which payment had not yet been made up to the date of termination, and, if such termination was for Cause, the Company shall have no further obligations to Employee under this Agreement, and any and all options granted hereunder shall terminate according to their terms. In the event of a termination due to Employee's Disability or death, the Company shall comply with its obligations under Sections 2(e) and 2(f).

                  (b) By the Company, in the absence of Cause, for any reason and in its sole and absolute discretion, provided that in such event the Company shall, as liquidated damages or severance pay, or both, continue to pay to Employee the Base Salary (at a monthly rate equal to the rate in effect immediately prior to such termination) for the longer of the remaining term through July 31, 2006 or eighteen months from the date of termination (the "Termination Payments"). In addition, the Company will pay to Employee a minimum bonus, payable as severance within 120 days after the close of the Company's most recent fiscal year for which an annual bonus hereunder has not yet been determined as of the date of termination, in an amount equal to the greater of
(i) $70,000 or (ii) the amount of Annual Bonus determined in accordance with the provisions of Section 2(b)(i) hereof, pro rated for that portion of the fiscal year during which the Employee served as Chairman of the Board.

                  (c) By the Employee for "Good Reason," (as the Employee shall determine in good faith) which shall be deemed to exist: (i) if the Company's Board of Directors fails to elect or reelect the Employee to, or removes the Employee from, any of the offices referred to in

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Section 1(a); (ii) if you are assigned any duties materially inconsistent with the duties or responsibilities as contemplated by this Agreement or any other action by the Company that results in a material diminution in such position, authority, duties, or responsibilities, excluding for this purpose a change in title or an isolated, insubstantial, and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by you provided that Employee shall act within 30 days of any such diminution in the scope of his duties, responsibilities, authority or position;
(iii) if the Company shall have continued to fail to comply with any material provision of this Agreement after a 30-day period to cure (if such failure is curable) following written notice to the Company of such non-compliance; (iv) upon a change in control of the Company as defined in Rule 405 of the Securities Act of 1933 or upon sale of substantially all of the assets of the Company or the merger out of existence of the Company; or (v) if the Company requires that you be based at any officer or location other than one located in the Houston metropolitan area (it being agreed and understood that Employee may work out of his offices at 700 Gemini Street until the present corporate offices of the Company are relocated). In the event of any termination under this Section 4(c), the Company shall, as liquidated damages or severance pay, or both, pay the Termination Payments to Employee. In addition, the Company will pay to Employee a minimum bonus, payable as severance within 120 days after the close of the Company's most recent fiscal year for which an annual bonus hereunder has not yet been determined as of the date of termination, in an amount equal to the greater of (i) $70,000 or (ii) the amount of Annual Bonus determined in accordance with the provisions of Section 2(b)(i) hereof, pro rated for that portion of the fiscal year during which the Employee served as Chairman of the Board pursuant to this Agreement. Finally, any and all unvested options granted hereunder shall immediately vest.

                  (d) During any period in which Employee is obligated not to compete with the Company pursuant to Section 5 hereof (unless Employee was terminated for Cause), Employee and his family shall continue to be covered by the Company's life, medical, health and death plans. Such coverage shall be at the Company's expense to the same extent as if Employee were still employed by the Company. In the event of a termination pursuant to Sections 4(b) or 4(c), the Company shall provide to Employee, at the Company's expense, outplacement services of a nature customarily provided to a senior executive. Notwithstanding the foregoing, the obligations of the Company pursuant to this Section 4(d) shall remain in effect no longer than the term of the Termination Payments.

5.       Non-Competition.

         During the period of Employee's employment hereunder and during the period, if any, during which payments are required to be made to the Employee by the Company pursuant to Sections 4(b) or 4(c), the Employee shall not, within any state in which the Company or any subsidiary of the Company is duly qualified to do business, or in any state in which the Company is then providing services or marketing its services (or engaged in active discussions to provide such services), or within a one hundred (100) mile radius of any such state, directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business engaged in any business engaged in by the Company (unless the Board of Directors shall have authorized such activity and the Company shall have consented

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thereto in writing). Investments in less than five percent of the outstanding securities of any class of a corporation subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, shall not be prohibited by this Section 5. At the option of Employee and so long as Employee shall have executed the mutual release required under
Section 4(d), Employee's obligations under this Section 5 arising after the termination of Employee shall be suspended during any period in which the Company fails to pay to him Termination Payments required to be paid to him pursuant to this Agreement. The provisions of this Section 5 are subject to the provisions of Section 14 of this Agreement.

6.       Inventions and Confidential Information.

         The parties hereto recognize that a major need of the Company is to preserve its specialized knowledge, trade secrets, and confidential information. The strength and good will of the Company is derived from the specialized knowledge, trade secrets, and confidential information generated from experience with the activities undertaken by the Company and its subsidiaries. The disclosure of this information and knowledge to competitors would be beneficial to them and detrimental to the Company, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, and similar items of the Company and its subsidiaries. The Employee acknowledges that the proprietary information, observations and data obtained by him while employed by the Company concerning the business or affairs of the Company are the property of the Company. By reason of his being a senior executive of the Company, the Employee has or will have access to, and has obtained or will obtain, specialized knowledge, trade secrets and confidential information about the Company's operations and the operations of its subsidiaries, which operations extend throughout the United States. Therefore, subject to the provisions of Section 14 hereof, the Employee hereby agrees as follows, recognizing that the Company is relying on these agreements in entering into this Agreement:

                           (i)      During the period of Employee's employment
with the Company and for five (5) years thereafter, the Employee will not use, disclose to others, or publish or otherwise make available to any other party any inventions or any confidential business information about the affairs of the Company, including but not limited to confidential information concerning the Company's products, methods, engineering designs and standards, analytical techniques, technical information, customer information, employee information, and other confidential information acquired by him in the course of his past or future services for the Company. Employee agrees to hold as the Company's property all books, papers, letters, formulas, memoranda, notes, plans, records, reports, computer tapes, printouts, software and other documents, and all copies thereof and therefrom, in any way relating to the Company's business and affairs, whether made by him or otherwise coming into his possession, and on termination of his employment, or on demand of the Company, at any time, to deliver the same to the Company within twenty four (24) hours of such termination or demand.

                           (ii)     During the period of Employee's employment
with the Company and for eighteen (18) months thereafter, (a) the Employee will not directly or indirectly through another entity induce or otherwise attempt to influence any employee of the Company to leave the Company's employ and (b) the Employee will not directly or indirectly hire or cause to be

                                        6

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hired or induce a third party to hire, any such employee (unless the Board of
Directors shall have authorized such employment and the Company shall have consented thereto in writing) or in any way interfere with the relationship between the Company and any employee thereof and (c) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier, licensee or business relation of the Company.

7.       Indemnification.

         The Company will indemnify (and advance the costs of defense of) the Employee (and his legal representatives) to the fullest extent permitted by the laws of the state in which the Company is incorporated, as in effect at the time of the subject act or omission, or by the Certificate of Incorporation and Bylaws of the Company, as in effect at such time or on the date of this Agreement, whichever affords greater protection to the Employee, and the Employee shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its executive officers, against all judgments, damages, liabilities, costs, charges and expenses whatsoever incurred or sustained by him or his legal representative in connection with any action, suit or proceeding to which he (or his legal representatives or other successors) may be made a party by reason of his being or having been an officer of the Company or any of its subsidiaries except that the Company shall have no obligation to indemnify Employee for liabilities resulting from conduct of the Employee with respect to which a court of competent jurisdiction has made a final determination that Employee committed gross negligence or willful misconduct.

8.       Litigation Expenses.

         In the event of any litigation or other proceeding between the Company and the Employee with respect to the subject matter of this Agreement and the enforcement of the rights hereunder and such litigation or proceeding results in final judgment or order in favor of the Employee, which judgment or order is substantially inconsistent with the positions asserted by the Company in such litigation or proceeding, the losing party shall reimburse the prevailing party for all of his/its reasonable costs and expenses relating to such litigation or other proceeding, including, without limitation, his/its reasonable attorneys' fees and expenses.

9.       Consolidation; Merger; Sale of Assets; Change of Control.

         Nothing in this Agreement shall preclude the Company from combining, consolidating or merging with or into, transferring all or substantially all of its assets to, or entering into a partnership or joint venture with, another corporation or other entity, or effecting any other kind of corporate combination provided that the corporation resulting from or surviving such combination, consolidation or merger, or to which such assets are transferred, or such partnership or joint venture assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger, transfer of assets or formation of such partnership or joint venture, this Agreement shall inure to the benefit of, be assumed by, and be binding upon such resulting or surviving transferee corporation or such partnership or joint venture, and the term "Company," as used in this Agreement, shall mean such corporation, partnership or joint

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venture or other entity, and this Agreement shall continue in full force and effect and shall entitle the Employee and his heirs, beneficiaries and representatives to exactly the same compensation, benefits, perquisites, payments and other rights as would have been their entitlement had such combination, consolidation, merger, transfer of assets or formation of such partnership or joint venture not occurred.

10.      Survival of Obligations.

         Sections 4, 5, 6, 7, 8, 9, 11, 12 and 14 shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Employee, upon the expiration of this Agreement or otherwise).

11.      Employee's Representations.

         The Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by the Employee do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Employee is a party or by which he is bound, (ii) the Employee is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Employee, enforceable in accordance with its terms. The Employee hereby acknowledges and represents that he has consulted with legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

12.      Company's Representations.

         The Company hereby represents and warrants to the Employee that (i) the execution, delivery and performance of this Agreement by the Company do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound and (ii) upon the execution and delivery of this Agreement by the Employee, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms.

13.      Enforcement.

         Because the Employee's services are unique and because the Employee has access to confidential information concerning the Company, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company may, in addition to other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

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14.      Severability.

         In case any one or more of the provisions or part of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, nor shall such invalidity, illegality or unenforceability affect the validity, legality or enforceability of this Agreement or any provision or provisions hereof in any other jurisdiction; and this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, the Company and the Employee each intend that the covenants contained in Sections 5 and 6 shall be deemed to be a series of separate covenants, one for each county of the State of Texas and one for each and every other state, territory or jurisdiction of the United States and any foreign country set forth therein. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time, scope or area thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, scope or area, be enforced for such lesser period of time, scope or area as shall be deemed reasonable and not excessive by such court.

15.      Entire Agreement; Amendment.

         Except as otherwise set forth in this Agreement, this Agreement contains the entire agreement between the Company and the Employee with respect to the subject matter hereof and thereof. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

16.      Notices.

         All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if physically delivered, delivered by express mail or other expedited service or upon receipt if mailed, postage prepaid, via registered mail, return receipt requested, addressed as follows:

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         (a)      To the Company:                           (b) To the Employee:

         and to: Isolagen Technologies, Inc.,                   Frank De Lape
                  700 Gemini
                  Suite 100
                  Houston, TX 77058

                  Dilworth Paxson, LLP
                  1818 N. Street, N.W., Suite 400
                  Washington, D.C. 20036
                  Attn: Susan Stranahan Ciallella, Esquire

and/or to such other persons and addresses as any party shall have specified in writing to the other.

17.      Assignability.

         This Agreement shall not be assignable by either party and shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, legal representatives, successors and assigns of the parties. In the event that all or substantially all of the business of the Company is sold or transferred, then this Agreement shall be binding on the transferee of the business of the Company whether or not this Agreement is expressly assigned to the transferee.

18.      Governing Law.

         This Agreement shall be governed by and construed under the laws of the State of Texas.

19.      Waiver and Further Agreement.

         Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

20.      Headings of No Effect.

         The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

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         IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the date first above written.

                                          COMPANY:

                                          ISOLAGEN TECHNOLOGIES, INC.

                                          By: __________________________________
                                              Michael Macaluso, President

                                          EMPLOYEE:

                                          ______________________________________
                                          Frank De Lape

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